UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 March 19, 2006
                Date of Report (Date of earliest event reported)


                               AUGRID CORPORATION
                 (Name of small business issuer in its charter)


                   NEVADA                             34-1878390
       (State or other jurisdiction of             (IRS Employer
       incorporation or organization)             Identification No.)

                   2275 E. 55th Street, Cleveland, Ohio 44103
                                  (800)498-4189
                      With a relocation in the process to:
                       7 N. 6th Street, Vineland, NJ 08360
                           (Issuer's telephone number)

Item Number 1.01

      On March 10, 2006, as a direct result of the company's reorganization effort, MJ Shaheed, President and CEO of Augrid Corporation entered into a joint venture commitment agreement with Windham Resource Inc., a Delaware Corporation. This agreement, outlines a collaborative effort to establish a cooperative and supportive team in which each will devote skilled manpower, financing, capital equipment, facilities and other resources as determined necessary in order to pursue joint development of projects. Windham was a privately held company in the business of owning and/or leasing unpatented lode mining claims. Augrid Corporation is currently trading in the over-the-counter market; pinksheets.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AUGRID CORPORATION

Date: March 19, 2006
                                  By:  /s/ M. J. Shaheed
                                       --------------------------------
                                       M. J. Shaheed Chief Executive Officer
                                       and Director